SCHEDULE 13D
CUSIP No. 502160104

Exhibit 3

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to shares of Common Stock, Par Value $.10 per share of Tidewater, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Date: December 19, 2025

/s/ Robert E. Robotti		/s/ Suzanne Robotti
Robert E. Robotti		Suzanne Robotti

Robotti & Company, Incorporated		Robotti & Company Advisors, LLC.

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: President and Treasurer

Robotti Securities, LLC		Ravenswood Management Company, LLC

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: Managing Director

The Ravenswood Investment Company L.P.		Ravenswood Investments III, L.P.

By:	Ravenswood Management Company, LLC, General Partner	By:	Ravenswood Management Company, LLC, General Partner
By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: Managing Director		Title: Managing Director